Filed Pursuant to Rule 424(b)(3)

Registration No. 333-206017

CNL HEALTHCARE PROPERTIES II, INC.

STICKER SUPPLEMENT NO. 4 DATED AUGUST 3, 2016

TO THE PROSPECTUS DATED MARCH 2, 2016

This sticker supplement no. 4 is part of, and should be read in conjunction with, our prospectus dated March 2, 2016, our supplement dated May 11, 2016, our supplement dated July 11, 2016 and our supplement dated July 25, 2016. Unless otherwise defined herein, capitalized terms used in this sticker supplement have the same meanings as prescribed to them in the prospectus.

The purpose of this sticker supplement is to disclose an update to our plan of distribution.

Plan of Distribution

The following disclosure supplements the section of the prospectus entitled “Plan of Distribution.”

Our sponsor, our advisor and their affiliates may purchase shares in this public offering and reallow them (other than those counted toward meeting the minimum offering requirement) to their employees through awards granted as part of a long-term equity compensation program.